Exhibit 10.5

CONSENT, WAIVER AND SECOND AMENDMENT
TO CREDIT AGREEMENT

THIS CONSENT, WAIVER AND SECOND AMENDMENT TO CREDIT AGREEMENT (this “Waiver and Amendment”), dated as of May 16, 2014 (the “Second Amendment Effective Date”), is made by and among INTERFACE SECURITY SYSTEMS, L.L.C., a Louisiana limited liability company (“Borrower”), INTERFACE SECURITY SYSTEMS HOLDINGS, INC., a Delaware corporation (“Holdings” and together with Borrower, the “Loan Parties”), CAPITAL ONE, N.A., a national banking association, as administrative agent (“Agent”) for the banks from time to time party to the Credit Agreement (as hereinafter defined) (the “Banks”), and the Banks.

WITNESSETH:

WHEREAS, the Loan Parties, the Banks and Agent are parties to that certain Credit Agreement, dated as of January 18, 2013, as amended by that certain Consent and Omnibus Amendment to Loan Documents dated as of September 30, 2013 (as the same may be further modified, supplemented, amended or restated from time to time, the “Credit Agreement”);

WHEREAS, SunTx intends to enter into or cause its affiliates to enter into a series of transactions described on Schedule 1 (the “Upper Level Restructuring”), including the creation of Interface Master Holdings, Inc. (“Master”), which will own approximately 99% of the common stock and approximately 95% of the preferred stock of Holdings after giving effect to the Upper Level Restructuring;

WHEREAS, SunTx intends to cause Master to issue indebtedness that is not Indebtedness of any Loan Party and is not secured by any assets of any Loan Party, which indebtedness will, at the date of issuance, be in the principal amount of up to $150,000,000, and which indebtedness will bear interest that, under certain circumstances, will be payable “in-kind” by increasing the principal amount of such indebtedness (the “Upper Level Debt Issuance”);

WHEREAS, the Loan Parties have requested that Agent and the Banks consent to certain aspects of the Upper Level Restructuring that require the consent of Agent and/or the Banks under the Credit Agreement and waive a certain Potential Default or Event of Default that has occurred under the Credit Agreement in connection with the consummation of the Upper Level Debt Issuance, and Agent and the Banks are willing to do so on the terms and conditions contained in this Waiver and Amendment;

NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth, and intending to be legally bound hereby, covenant and agree as follows:

1.                                      Recitals.  The recitals are incorporated herein by reference and are acknowledged by the Loan Parties as true and correct statements.

2.                                      Definitions.  Defined terms used herein, unless otherwise defined herein, shall have the meanings ascribed to them in the Credit Agreement.

3.                                      Waiver and Consent.

(a)                                 Agent and the Banks understand that the offering circular being prepared in connection with the Upper Level Debt Issuance (the “Parent Debt Offering Circular”) will include a “going concern” qualification from the Loan Parties’ auditors and related disclosures, which would constitute a Potential Default or Event of Default under Section 8.1.10 [Solvency] of the Credit Agreement (the “Solvency Admission Breach”).  Agent and the Banks hereby waive the Solvency Admission Breach and any Potential Default or Event of Default that has occurred or will occur as a result of the Solvency Admission Breach or the preparation and distribution of the Parent Debt Offering Circular.

(b)                                 Agent and the Banks hereby consent (to the extent, if any, that such consent is required) to the amendment and restatement of the certificate of incorporation of Holdings in the form provided to Agent on May 16, 2014 (as such form may be modified prior to filing, provided that any modification that is materially adverse to Agent and the Banks shall require Agent’s prior written consent) and waive the requirement that thirty days’ prior notice be provided of such amendment and restatement, as set forth in Section 7.2.14 [Changes in Documents] of the Credit Agreement.

(c)                                  Agent and the Banks hereby consent to the amendment and restatement of the Stockholder Agreement of Holdings in the form provided to Agent on May 16, 2014 (as such form may be modified prior to execution, provided that any modification that is materially adverse to Agent and the Banks shall require Agent’s prior written consent), as required by Section 7.2.14 [Changes in Documents] of the Credit Agreement.

(d)                                 Agent and the Banks hereby consent to Holdings entering into the Reorganization Agreement (as defined on Schedule 1) in the form provided to Agent on May 16, 2014 (as such form may be modified prior to execution, provided that any modification that is materially adverse to Agent and the Banks shall require Agent’s prior written consent) and performing its obligations under the Reorganization Agreement, and to the amendment and restatement of the certificate of incorporation of Holdings and the Stockholder Agreement of Holdings as described in paragraphs (b) and (c) above, in each case notwithstanding anything to the contrary contained in Section 7.2.8 [Transactions with Affiliates] of the Credit Agreement.

(e)                                  Except as expressly described above, the waiver and consents set forth in this Section 3 shall not constitute (i) a modification or an alteration of any of the terms, conditions or covenants of the Credit Agreement or any other Loan Document, all of which remain in full force and effect, as amended by this Waiver and Amendment, or (ii) a waiver, release or limitation upon the Agent’s exercise of any of its rights and remedies thereunder, all of which are hereby expressly reserved.  Except as expressly described above, the waiver and consents set forth in this Section 3 shall not relieve or release the Loan Parties in any way from any of their respective duties, obligations, covenants or agreements under the Credit Agreement (as amended by this Waiver and Amendment) or the other Loan Documents or from the consequences of any Event of

Default thereunder.  The waiver and consents set forth in this Section 3 shall not obligate the Banks or Agent, or be construed to require the Banks or Agent, to waive any other provision of the Credit Agreement or to waive any Event of Default, whether now existing or which may occur after the date of this waiver.  Agent and the Banks hereby certify to the Loan Parties that as of the date of this Waiver and Amendment, Capital One, N.A. comprises all of the Banks party to the Credit Agreement and, accordingly, constitutes the Banks and the Required Banks.

4.                                      Amendments to Credit Agreement.  On the Second Amendment Effective Date, the Credit Agreement shall be amended as set forth in this Section 4.

(a)                                 Section 1.1 [Certain Definitions] of the Credit Agreement is hereby amended to add thereto the following defined terms in the appropriate alphabetical order:

“Master shall mean Interface Master Holdings, Inc., a Delaware corporation.”

“Second Amendment shall mean that certain Consent, Waiver and Second Amendment to Credit Agreement by and among the Loan Parties, Agent and the Banks, dated as of May 16, 2014.”

“Second Amendment Effective Date shall mean the “Second Amendment Effective Date” as defined in the Second Amendment.”

“Upper Level Debt shall mean debt of Master issued after the Second Amendment Effective Date pursuant to the Upper Level Debt Indenture in the principal amount of up to $150,000,000 plus the amount of any interest on Upper Level Debt that is paid “in-kind” by increasing the principal amount of such indebtedness from time to time, and all refinancings thereof.”

“Upper Level Debt Indenture shall mean the indenture pursuant to which the Upper Level Debt is being issued after the Second Amendment Effective Date, as the same may be amended, restated, supplemented or otherwise modified or refinanced from time to time.”

(b)                                 In Section 1.1 [Certain Definitions] of the Credit Agreement, the definition of “Change in Control” is hereby amended to add the following phrase immediately prior to the “.” at the end of clause (C):  “or a “Change of Control” (as defined in the Upper Level Debt Indenture as in effect on the date thereof) (or words of similar import) occurs under the Upper Level Debt Indenture”.

(c)                                  Section 7.2.5(iii) is hereby amended and restated in its entirety as follows:

“Permitted Distributions to Parent, and Permitted Distributions by Parent;”

(d) Section 7.2.5 is hereby further amended by replacing the “.” at the end of clause (iv) with the following:

“; and

(v) the conversion of convertible preferred stock of Parent in existence on the Second Amendment Effective Date.”

(e) Section 7.2.8 is hereby amended by deleting the word “and” at the end of clause (ix)(B) thereof and by replacing the “.” at the end of clause (x) thereof with the following:

“;

(xi) issuances of Capital Stock, options, warrants and other rights in respect thereof not prohibited by Section 7.2.13; and

(xii) amendments and other actions not prohibited by Section 7.2.14 (including any consent or waiver thereunder).”

5.                                      Representations and Warranties; No Defaults.  Each Loan Party, by executing this Waiver and Amendment, hereby certifies and confirms that as of the date of this Waiver and Amendment and after giving effect to this Waiver and Amendment:  (i) the execution, delivery and performance of this Waiver and Amendment and any and all other documents executed and/or delivered in connection herewith have been duly authorized by all necessary corporate or limited liability company action on the part of such Loan Party and do not contravene such Loan Party’s articles of incorporation, certificate of formation, bylaws, operating agreement or other organizational documents or any Law applicable to such Loan Party; (ii) the representations and warranties of each Loan Party contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on the date of this Waiver and Amendment with the same effect as though such representations and warranties had been made on and as of such date, except (A) representations and warranties that are qualified by materiality, which shall be true and correct on the date of this Waiver and Amendment with the same effect as though such representations and warranties had been made on and as of such date and (B) representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct in all material respects on and as of the specific dates or times referred to therein; (iii) the consummation of the Upper Level Debt Issuance and the execution, delivery and performance of the documents and instruments being entered into in connection therewith would not contravene any Law or any agreement, instrument, order, writ, judgment, injunction or decree to which any Loan Party is a party or by which it is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party; (iv) all consents required under any Law or Recurring Service Contract or other agreement to which a Loan Party is a party or by which it or its property is bound in order to consummate the Upper Level Debt Issuance and operate its business after the consummation of the Upper Level Debt Issuance have been obtained or will be obtained prior to the consummation of the Upper Level Debt Issuance; (v) after giving effect to this Waiver and Amendment, no Event of Default or Potential Default under the Credit Agreement and/or the Loan Documents has occurred and is continuing; and (vi) the Credit Agreement and all other Loan Documents constitute legal, valid, binding and enforceable obligations of each Loan Party party thereto in accordance with the terms thereof, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

6.                                      Conditions of Effectiveness of this Waiver and Amendment.  The effectiveness of this Waiver and Amendment is expressly conditioned upon satisfaction of each of the following conditions precedent:

(a)                                 The Loan Parties shall have executed and delivered this Waiver and Amendment to Agent.

(b)                                 The Loan Parties shall have delivered to Agent, a certificate, dated as of the Second Amendment Effective Date and signed by the Secretary of each Loan Party, certifying as appropriate as to: (i) all corporate or limited liability company action taken by such Loan Party in connection with authorizing the execution, delivery and performance by such Loan Party of this Waiver and Amendment and attaching a copy of the relevant resolutions or written consents; and (ii) the fact that there have been no amendments, modifications or other changes in or to such Loan Party’s organizational documents, as previously delivered to Agent (except for such amendments or modifications as are attached to the certificate).

(c)                                  After giving effect to this Waiver and Amendment, no Potential Default or Event of Default under the Credit Agreement and/or the other Loan Documents shall have occurred and be continuing.

7.                                      Post-Closing Covenants.

(a)                                 Within five (5) Business Days after the date hereof, Agent shall have received written opinions of counsel for the Loan Parties to the effect that the consummation of the Upper Level Restructuring (including the Upper Level Debt Issuance) is permitted by the Credit Agreement, after giving effect to this Waiver and Amendment.

(b)                                 The Loan Parties shall provide Agent with all documents and instruments pursuant to which the Upper Level Restructuring (including the Upper Level Debt Issuance) is being effected, promptly upon the execution or filing thereof, as applicable.

(c)                                  Within three (3) Business Days after the date hereof, the Loan Parties shall have paid the costs and expenses of Agent, including reasonable fees of Agent’s counsel, in connection with this Waiver and Amendment.

(d)                                 Within three (3) Business Days after the date hereof, the Loan Parties shall have paid to agent for the benefit of the Banks a waiver and amendment fee in the amount of $25,000.

8.                                      Release.

(a)                                 Release.  In further consideration of Agent’s and the Banks’ execution of this Waiver and Amendment, each Loan Party, individually and on behalf of its respective successors (including any trustees acting on behalf of such Loan Party, and any debtor-in-possession with respect to such Loan Party), assigns, Subsidiaries and Affiliates, hereby forever releases Agent and each Bank and their respective successors, assigns, parents, Subsidiaries, and Affiliates and their respective officers, employees, directors, agents and attorneys (collectively, the “Releasees”) from any and all debts, claims, demands, liabilities, responsibilities, disputes, causes, damages, actions and causes of actions (whether at law or in equity), and obligations of every nature whatsoever, whether liquidated or unliquidated, whether matured or unmatured, whether fixed or contingent that such Loan Party has or may have against the Releasees, or any of them, which arise from or relate to any actions which the Releasees, or any of them, have or may have taken or omitted to take in connection with the Credit Agreement or the other Loan Documents prior to the date hereof (including with respect to the Obligations and any third parties liable in whole or in part for the Obligations).  This provision shall survive and continue in full force and effect whether or not the Loan Parties shall satisfy all other provisions of the Credit Agreement or the other Loan Documents.  Notwithstanding the foregoing, the foregoing release shall not apply to any manifest errors in Agent’s or any Bank’s statements of account, ledgers or other relevant records that may exist, as to which the Loan Parties’ rights are reserved.

(b)                                 Related Indemnity.  Each Loan Party hereby agrees that its release of the Releasees set forth in Section 8(a) of this Waiver and Amendment shall include an obligation to indemnify and hold the Releasees, or any of them, harmless with respect to any and all liabilities, obligations, losses, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by the Releasees, or any of them, whether direct, indirect or consequential, as a result of or arising from or relating to any proceeding by, or on behalf of any Person, including officers, directors, agents, trustees, creditors, partners or shareholders of such Loan Party or any parent, Subsidiary or Affiliate of such Loan Party, whether threatened or initiated, asserting any claim for legal or equitable remedy under any statutes, regulation, common law principle or otherwise arising from or in connection with the negotiation, preparation, execution, delivery, performance, administration and enforcement of this Waiver and Amendment or any other document executed in connection herewith; provided that no Loan Party shall be liable for any indemnification to a Releasee to the extent that any such liability, obligation, loss, penalty, action, judgment, suit, cost, expense or disbursement results from the applicable Releasee’s gross negligence or willful misconduct, as finally determined by a non-appealable judgment of a court of competent jurisdiction.  The foregoing indemnity shall survive the payment in full of the Obligations and the termination of the Credit Agreement and the other Loan Documents.

9.                                      Force and Effect.  Except as expressly modified hereby, the Credit Agreement and the other Loan Documents are hereby ratified and confirmed by the Loan Parties and shall remain in full force and effect after the date hereof.

10.                               Governing Law.  This Waiver and Amendment shall be deemed to be a contract under the laws of the State of New York and for all purposes shall be governed by, construed and enforced in accordance with the internal laws of the State of New York without regard to its conflict of laws principles.

11.                               Loan Document.  This Waiver and Amendment is a Loan Document.

12.                               Counterparts.  This Waiver and Amendment may be signed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.                               Joint and Several.  The provisions of this Waiver and Amendment shall be the joint and several obligation of all Loan Parties and shall be binding on all Loan Parties and their respective successors and assigns.

14.                               Indemnity; Governing Law; Jury Trial Waiver.  The provisions of Sections 10.3 [Reimbursement and Indemnification of Banks by Borrowers; Taxes], 10.8 [Governing Law] and 10.16 [Consent to Forum; Waiver of Jury Trial] of the Credit Agreement are hereby incorporated by reference, mutatis mutandis, and shall be deemed to be a part hereof as if restated herein in their entirety.

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[SIGNATURE PAGE 1 OF 2 TO CONSENT, WAIVER AND SECOND AMENDMENT TO CREDIT AGREEMENT]

IN WITNESS WHEREOF and intending to be legally bound hereby, the parties hereto have executed this Waiver as of the date first above written.

BORROWER:

INTERFACE SECURITY SYSTEMS, L.L.C., a Louisiana limited liability company

By:	/s/ Kenneth Obermeyer
Kenneth Obermeyer, Chief Financial Officer

GUARANTOR:

INTERFACE SECURITY SYSTEMS HOLDINGS, INC., a Delaware corporation

By:	/s/ Kenneth Obermeyer
Kenneth Obermeyer, Chief Financial Officer

[SIGNATURE PAGE 2 OF 2 TO CONSENT, WAIVER AND SECOND AMENDMENT TO CREDIT AGREEMENT]

AGENT:

CAPITAL ONE, N.A.

By:	/s/ Charles Boyle
Charles Boyle
Vice President

BANKS:

CAPITAL ONE, N.A.

By:	/s/ Charles Boyle
Charles Boyle
Vice President

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